UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

PLURALSIGHT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PLURALSIGHT, INC.

NOTICE OF CHANGE IN THE

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 2, 2021

Dear Pluralsight Stockholder:

You should read this notice carefully. It contains important information about a change in the way that you can access the upcoming special meeting of stockholders (including any adjournments, postponements or other delays thereof, the “special meeting”) of Pluralsight, Inc. (“Pluralsight”). The special meeting will be held at 10:30 a.m., Mountain time, on Tuesday, March 2, 2021. Due to the continuing public health implications of the COVID-19 pandemic and our desire to promote the health and welfare of our stockholders, the special meeting will be held exclusively online via a live interactive webcast on the internet. You will not be able to attend the special meeting in person at a physical location.

We are changing the website that you will use to access the special meeting. In addition, you will need to register to attend the special meeting. You may register to attend the special meeting by going to:

www.cesonlineservices.com/ps21_vm

The website address included in Pluralsight’s proxy statement for the special meeting will not be used.

Only Pluralsight stockholders of record as of the close of business on January 15, 2021 (the “record date”), are entitled to notice of the special meeting and to vote at the special meeting.

Attending the Special Meeting

The special meeting will be held by means of a live interactive webcast at www.cesonlineservices.com/ps21_vm.

Attendance at the special meeting is limited to stockholders of Pluralsight as of the close of business on the record date and guests of Pluralsight.

In order to attend the special meeting, you will need to pre-register by 10:30 a.m., Mountain time, on March 1, 2021. To pre-register to attend the special meeting, please follow these instructions.

Stockholders of Record

Pluralsight stockholders of record as of the record date may register to attend the special meeting by visiting www.cesonlineservices.com/ps21_vm. Please have the enclosed WHITE proxy card containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the special meeting. Requests to register to participate in the special meeting must be received no later than 10:30 a.m., Mountain time, on March 1, 2021.

Beneficial Owners

Pluralsight stockholders whose shares are held in “street name” through a bank, broker or other nominee as of the record date may register to participate in the special meeting by visiting www.cesonlineservices.com/ps21_vm. Please have your voting instruction form or other communication containing your control number available and follow the instructions to complete your registration request. You will need to upload a copy of your voting instruction form or other communication containing your control number in .pdf, .gif, .jpg or .png file format. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the special meeting. Requests to register to participate in the special meeting must be received no later than 10:30 a.m., Mountain time, on March 1, 2021.

Beneficial owners who attend the special meeting and wish to vote by ballot at the special meeting will need to obtain a “legal proxy,” in .pdf, .gif, .jpg or .png file format, from their bank, broker or other nominee. Please contact your bank, broker or other nominee for assistance in obtaining a “legal proxy.”

Questions on How to Register to Attend the Special Meeting

If you have any questions or require any assistance with registering to attend the special meeting, please contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders may call toll free: (877) 687-1866

Banks and Brokers may call collect: (212) 750-5833

For more information on the special meeting, including the proposals to be voted on at the special meeting, please refer to Pluralsight’s proxy statement for the special meeting, and Pluralsight’s other filings with the Securities and Exchange Commission, all of which are available on the SEC filings section of the Investor Relations page of our website at investors.pluralsight.com.

The Pluralsight Board of Directors unanimously recommends that you vote “FOR” all proposals to be presented at the special meeting.

We look forward to seeing you at the special meeting.

PLURALSIGHT, INC.